[WILLIAMS & ANDERSON PLC LETTERHEAD]

November 30, 2007

Cytomedix, Inc.
416 Hungerford Drive
Suite 330
Rockville, Maryland 20850

Ladies and Gentlemen:

We have acted as counsel to Cytomedix, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to:

a. the offering and sale by certain shareholders, from time to time on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of up to 2,940,665 shares of common stock (the “Selling Shareholder Shares”), and

b. up to $50,000,000 of one or more of the following securities (collectively, the “Offered Securities”) which may be issued by the Company, from time to time, under the Registration Statement: (i) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which may include shares of Common Stock issuable upon the conversion or exercise of the other Offered Securities included in the Registration Statement, (ii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof, which may include shares of Preferred Stock issuable upon the conversion or exercise of the Debt Securities and Securities Warrants (as defined herein) included in the Registration Statement, (iii) debt securities (the “Debt Securities”), the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof, (iv) securities warrants (the “Securities Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof, and (v) unit (“Units”) comprised of any combination of the foregoing Offered Securities. The Offered Securities may be issued and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that:

1. With respect to the Selling Shareholder Shares, the Selling Shareholder Shares issued or to be issued are or will be duly authorized, validly issued, fully paid and non-assessable, assuming (a) all Selling Shareholder Shares to be issued are issued against payment of the requisite purchase price or exercise price of the underlying derivative security, and (b) certificates representing the shares of Selling Shareholder Shares have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company.

2. With respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Common Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

3. With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Preferred Stock at a specified price or pursuant to a specified pricing mechanism, (c) a certificate of designation with respect to the Offered Preferred Stock has been filed with and accepted for filing by the Delaware Secretary of State, (d) if the Offered Preferred Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (e) certificates representing the shares of Offered Preferred Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (f) the shares of Offered Preferred Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable

4. With respect to any series of the Debt Securities offered under the Registration Statement, provided that (a) the Registration Statement has become effective under the Securities Act, (b) an indenture has been duly authorized and executed by the Company and the applicable trustee by all necessary corporate action, (c) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action, (d) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (e) the Debt Securities have been duly executed and delivered by the Company and authenticated by the applicable trustee pursuant to the indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5. With respect to any offering of Securities Warrants by the Company pursuant to the Registration Statement (the “Offered Securities Warrants”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the form, terms, issuance and sale of the Offered Securities Warrants at a specified price or pursuant to a specified pricing mechanism and the form of the warrant agreement (the “Warrant Agreement”), if any, between the Company and the purchaser or warrant agent named therein, (c) if the Offered Securities Warrants are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Securities Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the Offered Securities Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable Warrant Agreement between the Company and the purchaser or warrant agent named therein, the Offered Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the Registration Statement has become effective under the Securities Act, (b) when the board of directors has taken all necessary corporate action to authorize and approve the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein (“Unit Agreements”), if any, and any Offered Securities which are components of such Offered Units, the terms of the offering thereof and related matters, (c) if the Offered Units are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the (1) Offered Units, (2) the Unit Agreements, if any, and (3) such Offered Securities that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Unit Agreement and (ii) Warrant Agreement, in the case of Securities Warrants, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We express no opinion as to the effect on the matters covered by the laws of any other jurisdiction. Our opinion as to the matters expressed herein is as of the date above and we disclaim any obligation to update our opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

WILLIAMS & ANDERSON PLC